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                                      Filed Pursuant to Rule 424(b)(2)
                                      Registration File No.: 33-91148

                    PRUDENTIAL SECURITIES SECURED FINANCING
                            CORPORATION TRUST 1995-2
                      $51,583,721.00 Class A Certificates

                         IRWIN HOME EQUITY CORPORATION
                         SERVICER FOR THE REMIC 1995-2

        The following information supplements and should be read in conjunction with the Prospectus Supplement dated December 1, 1995:

        Notwithstanding anything to the contrary on page S-56 of the Prospectus Supplement, the Class A Certificates will be issued with original issue discount. The word "not" in the first line of the fourth paragraph under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" on that page should have been deleted.